UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2012

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, the FirstEnergy Board of Directors (Board), upon recommendation of its Compensation Committee, approved Amendment No. 1 (Amendment) to the FirstEnergy Corp. Change In Control Severance Plan (CIC Severance Plan) effective January 1, 2014, after the expiration of the term of the current plan, to provide that any annual bonus award payable in the year of a plan participant's termination be paid on a prorated basis at target based on the number of days employed during the plan year. The Amendment also extended the term of the CIC Severance Plan for an additional year to December 31, 2014, which as provided for in the present plan, will automatically renew each year for an additional year unless the Board affirmatively votes not to extend the plan. FirstEnergy maintains the CIC Severance Plan to provide for the payment of severance benefits to certain eligible executives of FirstEnergy, including all actively employed named executive officers, in the event their employment with FirstEnergy terminates involuntarily in connection with a change in control of FirstEnergy.

Prior to this Amendment, the CIC Severance Plan had a term that ended December 31, 2013, and provided that any annual bonus award payable in the year of a plan participant's termination would be paid in full at target without proration. This Amendment providing for the prorated payment of the annual bonus award in the year of termination is designed to reflect current market practice.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2012

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer

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